Exhibit 99.1

VISTULA COMMUNICATIONS SERVICES, INC. ANNOUNCES
CORPORATE REORGANIZATION TO REFLECT
REVISED OPERATIONAL RESPONSIBILITIES

Current Chairman & President Rupert Galliers-Pratt to Serve as Chairman, President & CEO
of Parent Company and Keith Markley and Adam Bishop Assume Roles as President of U.S. &
U.K. Subsidiaries, Respectively. Jared Taylor Promoted to CFO

NEW YORK — August 3, 2006 — Vistula Communications Services, Inc. (OTC Bulletin Board: VSTL), today announced that it has reorganized the management structure of Vistula and its wholly owned subsidiaries, Vistula Ltd and Vistula USA, Inc. As part of the reorganization, Rupert Galliers-Pratt will retain his position as Chairman & President of Vistula Communications Services, Inc. and will also now serve as its CEO. Adam Bishop will continue to serve as Chief Executive Officer of Vistula, Ltd., Vistula’s UK-based subsidiary and has resigned as President of Vistula USA, Vistula’s US operating company. Keith Markley has assumed the position of President of Vistula USA, and has resigned as CEO of Vistula. Mr. Markley will continue to serve on the Board of Directors of Vistula.

Additionally, Jared Taylor, Vistula’s current Manager of Accounting and Administration, has been appointed as CFO, following the resignation of George Vaughn.  Mr. Vaughn served as Vistula’s CFO since June 2004 under a consulting arrangement with Vaughn + Associates, P.C., a professional services firm that specializes in interim and part-time CFO and outsourced financial management services for emerging entities.

“The board thanks George Vaughn for his valuable services and for his efforts overseeing the company’s transition from a private start-up company to a public company with operations around the world,” commented Rupert Galliers-Pratt, Vistula’s Chairman and CEO.

“We see tremendous opportunities for our V-Cube™ VoIP product suite in the US, and have collectively decided that the best use of Keith Markley’s skills, extensive contacts and experience in the North American market, would be to have him spend 100% of his time on sales and operational issues in that region. With these changes Vistula is well positioned to meet this growing demand with the best complement of skills and experience that reflects the large geographic footprint we cover,” Mr. Galliers-Pratt concluded.

About Vistula

Vistula is a telecommunications company providing hosted, managed VoIP (Voice over Internet Protocol) services to carriers, cable operators, service providers and transit network operators. Vistula features solutions that enable telecommunications providers to rapidly deploy VoIP services over converged infrastructure through an integrated applications suite. Vistula has already signed a distribution agreement with a Telstra Global business unit, as well as IUSACom in Mexico, who are among the many other international carriers and ISPs that have installed or are currently testing the V-Cube(TM) platform. Vistula trades on the OTCBB under the symbol: VSTL. For more information visit: http://www.vistula.com.

This press release contains certain forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, which reflect management’s expectations regarding future events and speak only as of the date hereof. Our actual results, performance or achievements may differ significantly from the results, performance or achievements discussed in or implied by the forward-looking statements. Factors that could cause such a difference include material changes in our business or prospects, difficulties obtaining financing to fund our operations, failure to establish brand recognition for our products, failure to retain existing customers or attract new customers, failure to compete effectively in our industry, general market and economic conditions, and other factors that are detailed from time to time in Vistula’s SEC reports, including those detailed in our Annual Report on Form 10-KSB for the fiscal year ended December 31, 2005. Vistula disclaims any intent or obligation to update any forward-looking statements.